UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2019

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF MARYLAND (State or Other Jurisdiction of Incorporation)	1-12803 (Commission File Number)	04-2458042 (I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT (Address of Principal Executive Offices)	06830 (Zip Code)

(203) 863-8200
(Registrant's telephone number, including area code)
N/A
(Former Name or Former address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $.01 per share	UBP	New York Stock Exchange

Class A Common Stock, par value $.01 per share	UBA	New York Stock Exchange

6.25% Series H Cumulative Preferred Stock	UBPPRH	New York Stock Exchange

5.875% Series K Cumulative Preferred Stock	UBPPRK	New York Stock Exchange

Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange

Class A Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, Urstadt Biddle Properties Inc. announced that on December 17, 2019, Charles J. Urstadt, age 91, retired from the Board of Directors of the Company, concluding more than 30 years of service as a director.  Although no longer serving on the Board of Directors, Charles J. Urstadt will remain with the Company in a non-executive role and as Chairman & Director, Emeritus.

A copy of the press release announcing the retirement of Charles J. Urstadt from the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable.
(d)	The following exhibit is furnished as part of this report:
Press release dated December 18, 2019 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2019	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer